EXHIBIT 5.1

OPINION OF COUNSEL

Snell & Wilmer L.L.P.
600 Anton Boulevard
Suite 1400
Costa Mesa, California 92626-7689
TELEPHONE: (714) 427-7000
FACSIMILE: (714) 427-7799

December 24, 2009

Peregrine Pharmaceuticals Inc.
14282 Franklin Avenue
Tustin, CA 92780-7017

Re:	Registration Statement on Form S-8 Peregrine Pharmaceuticals, Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We have acted as counsel to Peregrine Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Peregrine Pharmaceuticals, Inc. 2009 Stock Incentive Plan (the “Plan”).  The Registration Statement relates to the issuance and sale from time to time, under Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to 3,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”).

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement.  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In connection with this opinion, we have examined and relied upon the Company’s Certificate of Incorporation and Bylaws, each as amended and/or restated to date; the Registration Statement; pertinent records of the meetings of the directors and stockholders of the Company; and such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.  In addition, we have assumed and have not independently verified the accuracy as to factual matters of each document we have reviewed.

For purposes of rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of the documents described in the preceding paragraph and such other documents and records as we have deemed appropriate.  In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as certified, photostatic or other copies, and the legal competence of all signatories to such documents.  As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.  It is understood that this opinion is to be used only in connection with the filing of the Registration Statement.  We are opining only on the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

We are admitted to practice only in the State of California and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of California, the statutory provisions of the Delaware General Corporation Law and the laws of the United States of America.  As to matters of the Delaware General Corporation Law, we have based our opinion solely upon our examination of such statutory provisions as reported in standard, unofficial compilations.  The opinions herein are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update, revise, or supplement our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

Based on the foregoing, and the matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We are furnishing this opinion to the Company solely in connection with the Registration Statement, and it is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.  This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent.  Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement in the context of issuing this opinion.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.
Snell & Wilmer L.L.P.